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                                                                    Exhibit 23.0

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in registration Statement No. 33-80002 of Clinton Gas Systems, Inc. on Form S-3 of our report dated March 22, 1996, appearing in this Annual Report on Form 10-K of Clinton Gas Systems, Inc. for the year ended December 31, 1995.

DELOITTE & TOUCHE LLP

Columbus, Ohio
March 27, 1996

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